Exhibit 99.1

Cesca Therapeutics Appoints Mr. Denis Michael Rhein to its Board of Directors
RANCHO CORDOVA, Calif., December 5, 2014 -- Cesca Therapeutics Inc. (NASDAQ: KOOL), an autologous cell-based regenerative medicine company, today announced that Mr. Denis Michael Rhein (54) has been appointed to the Company's Board of Directors.

Mr. Rhein has over 30 years of corporate banking and securities experience at Deutsche Bank AG in Frankfurt, Germany. He served in various executive management positions including Managing Director, Senior Client Executive of Asset and Wealth Management, Global Head of Hedge Fund Research, Head of Alternative Investments, and Head of Product Development.

Mr. Rhein is the founder and Director of EMR Vermögensverwaltung GmbH, an investment management company. He is also the founder, Principal Shareholder and Director of Illumisound GmbH, an alternative energy efficient commercial lighting company. Mr. Rhein was a director of TotipotentRX Corporation from 2012 until the merger that resulted in the formation of Cesca Therapeutics in February 2014.

Robin C. Stracey, Chief Executive Officer and Director of Cesca Therapeutics said, "We are delighted to have Michael join our Board of Directors. His thirty years of international experience at one of Germany's largest and most prestigious banks will bring valuable perspective to the Board.  We look forward to working with him as we execute the Company's growth strategy."

About Cesca Therapeutics Inc.
Cesca Therapeutics Inc. (www.cescatherapeutics.com) is engaged in the research, development, and commercialization of autologous cell-based therapeutics for use in regenerative medicine.  We are a leader in developing and manufacturing automated blood and bone marrow processing systems that enable the separation, processing and preservation of cell and tissue therapy products.  These include:
•	SurgWerks™ Platform, proprietary stem cell therapy point-of-care kit systems for treating vascular and orthopedic indications that integrate the following indication specific systems:
•	Cell harvesting
•	Cell processing and selection
•	Cell diagnostics
•	Cell delivery
•	CellWerksTM Platform, a proprietary stem cell laboratory kit for processing target cells used in the treatments of oncological and hematological disorders.
•
AXP® AutoXpress® Platform (AXP), a proprietary family of automated devices that includes the AXP and the MXP® MarrowXpress® and companion sterile blood processing disposables for harvesting stem cells in closed systems. The AXP device is used for the processing of cord blood.

•
The MarrowXpress® Platform (MXP), a derivative product of the AXP and its accompanying disposable bag set, isolates and concentrates stem cells from bone marrow. Self-powered and microprocessor-controlled, the MXP contains flow control optical sensors that volume-reduces blood from bone marrow to a user defined volume in 30 minutes, while retaining over 90% of the MNCs.

•	The Res-Q™ 60 (Res-Q), a point-of-care system designed for the preparation of cell concentrates, including stem cells, from bone marrow aspirates and whole blood for platelet rich plasma (PRP).
•	The BioArchive® System, an automated cryogenic device, used by cord blood stem cell banks in more than 30 countries for cryopreserving and archiving cord blood stem cell units for transplant.
Forward Looking Statement
The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management's current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. A more complete description of risks that could cause actual events to differ from the outcomes predicted by Cesca Therapeutics' forward-looking statements is set forth under the caption "Risk Factors" in Cesca Therapeutics annual report on Form 10-K and other reports it files with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements.

Contact:
Cesca Therapeutics Inc.
http://www.cescatherapeutics.com
Investor Contact: Kirin Smith, ProActive Capital Group
+ 1-646-863-6519, or ir@cescatherapeutics.com